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                              FOR IMMEDIATE RELEASE

                       [BERKSHIRE HILLS BANCORP LETTERHEAD]

              BERKSHIRE HILLS BANCORP ANNOUNCES RECENT DEVELOPMENTS

PITTSFIELD, MA, January 10, 2008 - Berkshire Hills Bancorp (BHLB) today announced the following recent developments:

FOURTH QUARTER 2007 EVENTS

IMPAIRMENT CHARGE OF $2.5 MILLION RECORDED ON A FRAUD RELATED COMMERCIAL CREDIT PREVIOUSLY DISCUSSED BY THE COMPANY. This charge reflected a new legal assessment of expected collections of disputed accounts receivable following bankruptcy proceedings. No loss reserve was required on the $1.9 million remaining carrying value of this loan at year-end 2007.

Net loan charge-offs in 2007 were approximately 0.11% of average loans excluding charge-offs related to this one loan, and were approximately 0.34% including this loan. Both of these measures are better than the 0.50% annualized year-to-date average for FDIC insured institutions at the end of the third quarter. Berkshire's year-end 2007 allowance for loan losses is expected to measure approximately 1.14% of total loans, unchanged from the end of the third quarter.

LOAN PORTFOLIO PERFORMANCE METRICS IMPROVE. Loans delinquent 30 - 90 days decreased in the fourth quarter to approximately $8.4 million (0.43% of total loans) from $13.8 million (0.71% of total loans) at the end of the third quarter. This compares favorably to the most recent 1.20% FDIC average for insured institutions. Total nonperforming assets also compared favorably, decreasing to $11.4 million (0.45% of total assets) from $11.8 million (0.48% of total assets) over this period, compared to the 0.73% most recent FDIC average. Berkshire has no exposure to subprime lending programs in its loan or securities portfolios.

OTHER QUARTERLY EARNINGS IN LINE WITH EARLIER PROJECTIONS. Berkshire expects to report fourth quarter core earnings per share of around $0.36. Core earnings per share are expected to be approximately $0.50 before the above impairment charge, in line with Berkshire's earlier guidance. GAAP earnings per share are expected to be approximately $0.29. Net non-core charges totaling about $0.07 per share after tax will include integration costs related to the acquisition of Factory Point Bancorp in September 2007, together with other designated charges. Quarterly earnings benefited from a higher net interest margin, which improved to approximately 3.38% in the fourth quarter.

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FOURTH QUARTER STOCK BUYBACKS TOTALED APPROXIMATELY 265,000 SHARES, at an
average cost of approximately $26.56. On December 14, 2007, the Company announced a new stock buyback plan for the purchase of an additional 300,000 shares. There were no shares purchased under this plan at year-end.

2008 EVENTS

BERKSHIRE BANK ACQUIRES CENTER FOR FINANCIAL PLANNING IN ALBANY, NEW YORK. This acquisition will provide a foundation for the Bank's New York region wealth management and investment services. The Bank also operates wealth management offices in Western Massachusetts and Southern Vermont. Including the approximately $50 million of new assets under management in New York, the Bank's total assets under management are approximately $820 million, up from approximately $500 million over the last twelve months, including the benefit of the Factory Point acquisition.

GUY H. BOYER NAMED AS EVP OF RETAIL BANKING. Mr. Boyer was formerly President and CEO of Factory Point Bancorp in Manchester Center, Vermont which was acquired by Berkshire in September 2007. Mr. Boyer will lead the Bank's growing retail franchise, including a total of 38 banking offices in three states, delivering on our brand promise to be America's Most Exciting BankSM.

OUTLOOK REMAINS POSITIVE FOR 2008 EARNINGS. Berkshire expects to report full year 2007 core earnings per share of around $1.90. Core earnings per share are expected to be approximately $2.06 before the above impairment charge. GAAP earnings per share are expected to be approximately $1.44. Net non core charges of approximately $0.46 per share after tax in 2007 included the impact of non-core merger and restructuring charges in the second half of the year. The Company anticipates that 2008 core earnings per share will increase by at least 5% above $2.06, including a loan loss provision of at least 0.20% of average loans. The Company will provide further perspectives on its 2008 outlook in its fourth quarter earnings conference call.

CONFERENCE CALL

Berkshire will conduct a conference call at 10:00 A.M. eastern time on Friday, January 25, 2008. President and Chief Executive Officer Michael P. Daly and Executive Vice President and Chief Financial Officer Kevin P. Riley will discuss highlights of the Company's fourth quarter and year-end financial results, along with guidance about expected financial results. Information about the conference call follows:

         Dial-in:               1-800-860-2442
         Replay Dial-in:        1-877-344-7529
         Replay Passcode:       414744
         Replay Dates:          January 25, 2008 at 12:00 P.M. (noon ET) through
                                February 2, 2008 at 9:00 A.M. (ET)
         Webcast replay:        www.berkshirebank.com
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All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. After the presentation by Messrs. Daly and Riley there will be an opportunity for questions and answers. Live access to the call on a listen only basis will also be available on the Internet at the Company's website at www.berkshirebank.com by clicking on the Investor Relations link and then
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selecting the Webcast link on the Corporate Profile page. A replay of the call will also be available at the website for an extended period of time.

BACKGROUND
----------

Berkshire Hills Bancorp is the holding company for Berkshire Bank - AMERICA'S MOST EXCITING BANK(SM). Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts, Northeastern New York and Southern Vermont. The Bank is transitioning into a regional bank, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services and investment products. For more information on Berkshire Hills Bancorp or Berkshire Bank, visit www.berkshirebank.com or call 800-773-5601.

FORWARD-LOOKING STATEMENTS
--------------------------

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." These statements are based on the beliefs and expectations of management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties, and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions. In addition, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: adverse governmental or regulatory policies may be enacted; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is
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hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements.

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NON-GAAP FINANCIAL MEASURES
---------------------------

This press release refers to certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles ("GAAP"). The Company's management uses certain non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results, performance trends, and financial condition. These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables and elsewhere in this release. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends during the current fiscal period, and compared to the prior fiscal period. The core earnings measure is not intended to substitute for GAAP net income, but is an additional measure that the Company uses and believes is useful for understanding its operating results. In 2007, the Company identified charges in conjunction with the acquisition of Factory Point Bancorp as non-core in the computation of core earnings. These charges included indirect merger costs and balance sheet deleveraging costs. Additionally, expense restructuring costs and other costs were deemed as non-core.

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CONTACTS
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Kevin P. Riley
Executive Vice President and Chief Financial Officer
413-236-3195

David H. Gonci
Corporate Finance Officer
413-281-1973